EXHIBIT 99.1

Fuse Medical, LLC, Fuse Medical V, LP and Fuse Medical VI, LP Index to Combined Financial Statements

FUSE MEDICAL, LLC, FUSE MEDICAL V, LP AND FUSE MEDICAL VI, LP
CONDENSED COMBINED BALANCE SHEETS

	February 28, 2014	August 31, 2013
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$524,891	$233,081
Accounts receivable	114,753	94,676
Inventories	284,683	203,413
Notes receivable	95,000	-
Prepaid expenses and other receivables	3,320	26,600
Other receivables - related parties	45,432	-
Total current assets	1,068,079	557,770

Property and equipment, net	37,004	1,483
Security deposit	2,489	-

Total assets	$1,107,572	$559,253

Liabilities and Owners’ Equity

Current liabilities:
Accounts payable	$201,419	$173,162
Accounts payable - related parties	25,431	15,376
Accrued expenses	5,091	-
Line of credit	100,000	100,000
Total current liabilities	331,941	288,538

Notes payable	247,801	-
Notes payable - related parties	501,336	-
Total liabilities	1,081,078	288,538

Commitments and contingencies

Owners' equity:
Members' equity	26,494	270,715
Total owners' equity	26,494	270,715

Total liabilities and owners' equity	$1,107,572	$559,253

The accompanying notes are an integral part of these condensed combined financial statements.

FUSE MEDICAL, LLC, FUSE MEDICAL V, LP AND FUSE MEDICAL VI, LP
CONDENSED COMBINED STATEMENTS OF OPERATIONS
(Unaudited)

	For the Three	For the Three	For the Six	For the Six
	Months Ended	Months Ended	Months Ended	Months Ended
	February 28, 2014	February 28, 2013	February 28, 2014	February 28, 2013

Revenues:
Product revenues	$203,186	$405,057	$361,052	$662,345
Consulting revenues	26,600	-	26,600	-
Total revenues	229,786	405,057	387,652	662,345

Cost of revenues	67,450	71,765	122,457	107,845

Gross profit	162,336	333,292	265,195	554,500

Operating expenses:
General, adminstrative and other	249,349	84,381	426,623	185,830
Total operating expenses	249,349	84,381	426,623	185,830

Operating income (loss)	(87,013)	248,911	(161,428)	368,670

Other income (expense):
Interest income	637	-	831	-
Interest expense	(5,360)	(189)	(5,724)	(280)
Total other income (expense)	(4,723)	(189)	(4,893)	(280)

Net income (loss)	$(91,736)	$248,722	$(166,321)	$368,390

The accompanying notes are an integral part of these condensed combined financial statements.

FUSE MEDICAL, LLC, FUSE MEDICAL V, LP AND FUSE MEDICAL VI, LP
CONDENSED COMBINED STATEMENT OF CHANGES IN OWNERS’ EQUITY
FOR THE SIX MONTHS ENDED FEBRUARY 28, 2014
(Unaudited)

	Fuse Medical, LLC	Fuse Medical V, LP	Fuse Medical VI, LP	Total

Balance, August 31, 2013	$(170,189)	$415,459	$25,445	$270,715

Cash contributions from members	5,100	-	-	5,100

Member distributions	-	(73,000)	(10,000)	(83,000)

Net income (loss)	(289,468)	123,897	(750)	(166,321)

Balance, February 28, 2014	$(454,557)	$466,356	$14,695	$26,494

The accompanying notes are an integral part of these condensed combined financial statements.

FUSE MEDICAL, LLC, FUSE MEDICAL V, LP AND FUSE MEDICAL VI, LP
CONDENSED COMBINED STATEMENTS OF CASH FLOWS
(Unaudited)

	For the Six	For the Six
	Months Ended	Months Ended
	February 28, 2014	February 28, 2013
Cash flows from operating activities:
Net income (loss)	$(166,321)	$368,390
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation	1,207	28
Changes in operating assets and liabilities:
Accounts receivable	(20,077)	(268,602)
Inventories	(81,270)	(67,025)
Prepaid expenses and other receivables	23,280	-
Security deposit	(2,489)	-
Accounts payable	28,257	110,510
Accounts payable - related parties	10,055	15,272
Accrued expenses	5,091	-
Net cash provided by (used in) operating activities	(202,267)	158,573

Cash flows from investing activities:
Purchases of property and equipment	(36,728)	(1,011)
Advances to related parties	(45,432)	-
Advances under notes receivable	(95,000)	-
Net cash used in investing activities	(177,160)	(1,011)

Cash flows from financing activities:
Proceeds from line of credit, net	-	40,000
Proceeds from issuance of promissory notes	247,801	-
Proceeds from issuance of promissory notes to related parties	501,336	-
Capital contributions received	5,100	11,400
Redemption of member interest	-	(3,350)
Member distributions	(83,000)	(57,909)
Net cash provided by financing activities	671,237	(9,859)

Net increase in cash and cash equivalents	291,810	147,703

Cash and cash equivalents - beginning of period	233,081	3,285

Cash and cash equivalents - end of period	$524,891	$150,988

Supplemental disclosure of cash flow information:
Interest paid	$1,133	$280

The accompanying notes are an integral part of these condensed combined financial statements.

FUSE MEDICAL, LLC, FUSE MEDICAL V, LP AND FUSE MEDICAL VI, LP
NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS
FOR THE THREE AND SIX MONTHS ENDED FEBRUARY 28, 2014 AND 2013
(Unaudited)

Note 1. Nature of Operations

Overview

The combined financial statements include the accounts of: (i) Fuse Medical, LLC, which was formed in Delaware on July 18, 2012, (ii) Fuse Medical V, LP, which was formed in Texas on November 15, 2012, and (iii) Fuse Medical VI, LP, which was formed in Texas on January 31, 2013. The companies have been combined for financial statement purposes as each of the companies are under common control, operate as a single business entity, and will become wholly-owned subsidiaries of Fuse prior to the Merger. Collectively, the entities are referred to as “the Company” or “Fuse Medical”. All intercompany transactions have been eliminated in combination.

Fuse Medical is a physician-partnered company and national distributor that provides diversified healthcare products and supplies, including biologics and bone substitute materials, while striving to document cost savings and clinical outcomes to its manufacturers, physicians, health insurers and medical facility partners. Fuse Medical has entered into partnership arrangements with physicians in order to distribute its products.

Merger Agreement

On December 18, 2013, Fuse Medical, LLC entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Golf Rounds.com, Inc. (the “Registrant”), Project Fuse LLC (a wholly owned subsidiary of Golf Rounds.com, Inc.) (“Merger Sub”), and D. Alan Meeker, solely in his capacity as the representative of the members of Fuse Medical, LLC (the “Representative”). Upon consummation of the transactions contemplated by the Merger Agreement, Merger Sub will merge with and into Fuse Medical, LLC, with Fuse Medical, LLC surviving as a wholly owned subsidiary of Golf Rounds.com, Inc. (the “Merger”). The Merger is expected to be completed during the third fiscal quarter of 2014.

All of the units reflecting membership interests in Fuse Medical that are issued and outstanding immediately prior to the effective time of the Merger shall be cancelled and converted into the right to receive 3,600,000 shares of Golf Rounds.com’s common stock (on a post-Reverse Stock Split basis), representing 90% of the Registrant’s issued and outstanding common stock after giving effect to the Merger (the “Merger Consideration”). The Merger Consideration will be allocated among the members of Fuse Medical immediately prior to the effective time of the Merger (the “Holders”) in accordance with Fuse Medical’s limited liability company operating agreement.

The merger will be accounted for as a “reverse merger” and recapitalization since, immediately following the completion of the transaction, Fuse Medical will have effective control of Golf Rounds.com, Inc. through the Holder’s 90% fully diluted stockholder interest in the combined entity. In addition, Fuse Medical will have control of the combined entity through control of a substantial proportion of the Board by designating six of the seven board seats. Additionally, all of Fuse Medical’s senior executive positions will continue on as management of the combined entity after consummation of the Merger. For accounting purposes, Fuse Medical will be deemed to be the accounting acquirer in the transaction and, consequently, the transaction will be treated as a recapitalization of Fuse Medical. Accordingly, Fuse Medical’s assets, liabilities and results of operations will become the historical financial statements of the registrant, and Golf Rounds.com’s assets, liabilities and results of operations will be consolidated with Fuse Medical effective as of the date of the closing of the Merger. No step-up in basis or intangible assets or goodwill will be recorded in this transaction.

Basis of Presentation

The interim condensed combined financial statements included herein have been prepared by the Company, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”). In the opinion of the Company’s management, all adjustments (consisting of normal recurring adjustments and reclassifications and non-recurring adjustments) necessary to present fairly our results of operations and cash flows for the three and six months ended February 28, 2014 and 2013 and our financial position as of February 28, 2014 have been made. The results of operations for such interim periods are not necessarily indicative of the operating results to be expected for the full year.

Certain information and disclosures normally included in the notes to the annual combined financial statements have been condensed or omitted from these interim combined financial statements. Accordingly, these interim condensed combined financial statements should be read in conjunction with the combined financial statements and notes thereto included elsewhere in this Form 8-K for the fiscal year ended August 31, 2013. The August 31, 2013 balance sheet is derived from those audited financial statements.

FUSE MEDICAL, LLC, FUSE MEDICAL V, LP AND FUSE MEDICAL VI, LP
NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS
FOR THE THREE AND SIX MONTHS ENDED FEBRUARY 28, 2014 AND 2013
(Unaudited)

Note 2. Significant Accounting Policies

Use of Estimates

The preparation of the combined financial statements in conformity with accounting principles generally accepted in the United States of America (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts in the combined financial statements. Actual results could differ from those estimates. Significant estimates in the accompanying combined financial statements include the allowance for doubtful accounts and other receivables, valuation of notes receivable, valuation of inventories, and the estimates of depreciable lives and valuation of property and equipment.

Fair Value Measurements

Fair value is the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants. The Company classifies assets and liabilities recorded at fair value under the fair value hierarchy based upon the observability of inputs used in valuation techniques. Observable inputs (highest level) reflect market data obtained from independent sources, while unobservable inputs (lowest level) reflect internally developed market assumptions. The fair value measurements are classified under the following hierarchy:

Level 1—Observable inputs that reflect quoted market prices (unadjusted) for identical assets and liabilities in active markets;

Level 2—Observable inputs, other than quoted market prices, that are either directly or indirectly observable in the marketplace for identical or similar assets and liabilities, quoted prices in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets and liabilities; and

Level 3—Unobservable inputs that are supported by little or no market activity that are significant to the fair value of assets or liabilities.

The estimated fair value of certain financial instruments, including cash and cash equivalents, accounts receivable, accounts payable and accrued expenses are carried at historical cost basis, which approximates their fair values because of the short-term nature of these instruments.

Property and Equipment

Property and equipment are recorded at cost less accumulated depreciation and amortization. Depreciation and amortization are computed using the straight-line method over the estimated useful lives of the related assets per the following table.

Category	Amortization Period
Computer equipment	3 years
Furniture and fixtures	5 years

Upon the retirement or disposition of property and equipment, the related cost and accumulated depreciation and amortization are removed and a gain or loss is recorded in the combined statements of operations. Repairs and maintenance costs are expensed in the period incurred.

Recent Accounting Pronouncements

We have implemented all new accounting standards that are in effect and that may impact our combined financial statements and do not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on our combined financial position or results of operations.

FUSE MEDICAL, LLC, FUSE MEDICAL V, LP AND FUSE MEDICAL VI, LP
NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS
FOR THE THREE AND SIX MONTHS ENDED FEBRUARY 28, 2014 AND 2013
(Unaudited)

Note 3. Property and Equipment

Property and equipment consisted of the following at February 28, 2014 and August 31, 2013:

	February 28, 2014	August 31, 2013

Computer equipment	$34,643	$1,763
Furniture and fixtures	3,848	-
	38,491	1,763
Less: accumulated depreciation	(1,487)	(280)
Property and equipment, net	$37,004	$1,483

Depreciation expense for the six months ended February 28, 2014 and 2013 was $1,207 and $28, respectively. Accumulated depreciation amounted to $1,487 and $280 as of February 28, 2014 and August 31, 2013, respectively.

Note 4. Notes Receivable

On October 18, 2013, the Company advanced $39,000 to Golf Rounds.com, Inc., a publicly-held company, in exchange for a six-month promissory note receivable due April 15, 2014 (See Note 1 – Merger Agreement). On November 4, 2013, the Company advanced an additional $24,000 to Golf Rounds.com, Inc. in exchange for a six-month promissory note receivable due May 5, 2014. On December 26, 2013, the Company advanced an additional $32,000 to Golf Rounds.com, Inc. in exchange for a six-month promissory note receivable due June 26, 2014. The notes are unsecured, bear interest at a rate of 3.0% per annum and require payment of principal and interest at maturity. On April 1, 2014, the notes receivable maturing April 15, 2014 and May 5, 2014 were amended whereby the maturity date was extended to June 26, 2014 (See Note 12).

During the six months ended February 28, 2014, interest income of $831 was recognized on outstanding notes receivable. As of February 28, 2014, accrued interest receivable was $831, which is included in prepaid expenses and other receivables on the accompanying condensed combined balance sheet.

Note 5. Other Receivable – Related Parties

During the six months ended February 28, 2014, the Company advanced an aggregate of $45,432 to three entities that are owned partially by the officers of the Company. The advances are unsecured, non-interest bearing and are due on demand. The balance due to the three entities was $45,432 as of February 28, 2014.

Note 6. Notes Payable

Notes Payable

During the period from January 15, 2014 through February 1, 2014, the Company issued two two-year promissory notes in exchange for aggregate cash proceeds of $247,801 from a non-related party. The notes are unsecured, bear interest at 7.0% and require 18 monthly payments of interest only commencing at the beginning of month seven. The notes include a provision that in the event of default the interest rate would increase to the default interest rate of 18%. The first six months of interest is deferred until maturity. The outstanding principal balance along with all accrued and unpaid interest is due at maturity.

FUSE MEDICAL, LLC, FUSE MEDICAL V, LP AND FUSE MEDICAL VI, LP
NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS
FOR THE THREE AND SIX MONTHS ENDED FEBRUARY 28, 2014 AND 2013
(Unaudited)

Notes Payable – Related Parties

During the period from December 31, 2013 through February 28, 2014, the Company issued several two-year promissory notes in exchange for aggregate cash proceeds of $501,336. The funds were received from entities controlled by officers of the Company. The officers also owned or partially owned the entities from which the funds were received. The notes are unsecured, bear interest at 7.0% and require 18 monthly payments of interest only commencing at the beginning of month seven. The notes include a provision that in the event of default the interest rate would increase to the default interest rate of 18%. The first six months of interest is deferred until maturity. The outstanding principal balance along with all accrued and unpaid interest is due at maturity.

During the six months ended February 28, 2014, interest expense of $4,591 was recognized on outstanding notes payable. As of February 28, 2014, accrued interest payable was $4,591, which is included in accrued expenses and other receivables on the accompanying condensed combined balance sheet.

Notes payable consisted of the following at February 28, 2014:

February 28, 2014
Note payable - related party originating December 31, 2013; monthly interest payments required commencing in month 7; bearing interest at 7%; maturing at December 30, 2015	$60,000

Note payable - related party originating January 15, 2014; monthly interest payments required commencing in month 7; bearing interest at 7%; maturing at January 14, 2016	131,024

Note payable - originating January 14, 2014; monthly interest payments required commencing in month 7; bearing interest at 7%; maturing at January 15, 2016	131,024

Note payable - related party originating February 1, 2014; monthly interest payments required commencing in month 7; bearing interest at 7%; maturing at January 31, 2016	116,777

Note payable - originating February 6, 2014; monthly interest payments required commencing in month 7; bearing interest at 7%; maturing at February 5, 2016	116,777

Note payable - related party originating February 10, 2014; monthly interest payments required commencing in month 7; bearing interest at 7%; maturing at February 9, 2016	193,535
Total	749,137
Less: Current maturities	-
Amount due after one year (includes $501,336 to related parties)	$749,137

Future maturities of the convertible notes payable are as follows:

Year Ending August 31,
2016	$749,137
$749,137

Note 7. Line of Credit

On October 10, 2012, the Company obtained a line of credit with a bank, up to a maximum credit line of $100,000. The line of credit bears interest equal to 2.25% per year based on a year of 360 days. The line of credit requires minimum monthly payments consisting of interest only commencing November 10, 2012. The line of credit is secured by a money market account having an approximate balance of $105,000 that is: (i) owned by an entity that is a member of the Company and (ii) is maintained at the bank extending the line of credit. The line of credit is due on demand or, if no demand is made, all outstanding principal and accrued interest on the line of credit was due October 10, 2013. The balance due on the line of credit as of February 28, 2014 was $100,000. The unused amount under the line of credit available to the Company at February 28, 2014 was $0. On October 10, 2013, due to non-payment of the outstanding principal balance, the Company was in default on the line of credit. On November 27, 2013, an extension of the line of credit was obtained thereby curing the default that occurred on October 10, 2013 due to nonpayment. The extension is effective October 10, 2013 and extends the due date of the line of credit to October 10, 2014. The line of credit remains open.

FUSE MEDICAL, LLC, FUSE MEDICAL V, LP AND FUSE MEDICAL VI, LP
NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS
FOR THE THREE AND SIX MONTHS ENDED FEBRUARY 28, 2014 AND 2013
(Unaudited)

Note 8. Owners’ Equity

Fuse Medical, LLC

Fuse Medical, LLC was formed with two members, each having a 50.0% ownership interest. During the six months ended February 28, 2014, Fuse Medical, LLC received cash proceeds of $5,100 from member contributions.

Fuse Medical V, LP

Since its formation, Fuse Medical V, LP is owned 59% by Fuse Medical, LLC, 1% by Fuse Management V, LLC (the General Partner) and 40% by a physician’s group. During the six months ended February 28, 2014, member distributions of $73,000 were made.

Fuse Medical VI, LP

Since its formation, Fuse Medical VI, LP is owned 59% by Fuse Medical, LLC, 1% by Fuse Management VI, LLC (the General Partner) and 40% by a physician’s group. During the six months ended February 28, 2014, member distributions of $10,000 were made.

Net profits and losses are allocated to the capital account of each member at the end of each accounting period in proportion to their respective ownership percentages and days of ownership during the period.

Note 9. Commitments and Contingencies

Legal Matters

On January 27, 2014, M. Richard Cutler and Cutler Law Group, P.C., the plaintiffs, filed a complaint in the District Court of Harris County, Texas, 2014-03355, against Fuse, Alan Meeker, Rusty Shelton, Jonathan Brown, Robert H. Donehew and the Company, the defendants. On April 21, 2014, the complaint was dismissed for "want of prosecution." The plaintiffs had 30 days from April 21, 2014 to file a motion to reinstate the case and no timely action was taken by the Plaintiffs. However, the Plaintiffs did file a motion to reinstate on May 22, 2014. The court has not issued a ruling on the motion at this time.

Richard Cutler is the sole principal of plaintiff Cutler Law Group, which provided legal representation to its client (“Cutler’s Client”) that was interested in engaging in a transaction with Fuse and the Company (“Cutler’s Failed Transaction”). The plaintiffs had alleged that Cutler's Failed Transaction failed to materialize notwithstanding the efforts of Mr. Cutler and his law firm to document the transaction. The plaintiffs further had alleged that the defendants continued to pursue a similar transaction without Cutler’s Client or the plaintiffs. The plaintiffs had claimed that the defendants were responsible for damages in the amount of (i) $46,465 plus interest because plaintiffs were not paid their legal fees by Cutler’s Client nor receive equity in the company that plaintiffs hoped would be issued from Cutler’s Failed Transaction; (ii) $46,465 plus interest due to defendants being unjustly enriched from plaintiffs’ legal services to Cutler’s Client; (iii) $1,186,000 plus interest, being the alleged value of shares that plaintiffs claimed to be entitled from Cutler’s Failed Transaction, which amount should allegedly be tripled as exemplary damages as a result of intentional fraud and/or negligent representations that some or all of the defendants allegedly committed and that such conduct allegedly constitutes conspiracy to commit fraud; (iv) $1,186,000, allegedly arising from a breach of a Non-Competition and Non-Disclosure Agreement to which plaintiffs were not a party; (v) $1,000,000 for breach of fiduciary duty by the defendants because they would have been directors and officer of the surviving corporation in Cutler’s Failed Transaction had it not failed and defendants’ moving on to another transaction without plaintiffs; and (vi) plaintiffs’ attorneys fees and costs for having brought the action.

Operating Leases

Commencing January 1, 2013 through January 31, 2014, the Company occupied office space on a month-to-month basis for its corporate headquarters for $500 a month from Crestview Farm, an entity controlled by the Company’s Chief Executive Officer (“CEO”). The Company's CEO serves as the Manager of Crestview Farm. Rent expense for these facilities was $3,000 and $1,000 for the six months ended February 28, 2014 and 2013, respectively.

Effective February 1, 2014, the Company entered into a two-year lease agreement for its corporate headquarters in Fort Worth, Texas. The lease agreement requires base rent payments of $2,489 per month plus common area maintenance and expires January 31, 2016.

Note 10. Concentrations

Concentration of Revenues, Accounts Receivable and Supplier

For the three and six months ended February 28, 2014 and 2013, the Company had significant customers with individual percentage of total revenues equaling 10% or greater as follows:

	For the Three	For the Three	For the Six	For the Six
	Months Ended	Months Ended	Months Ended	Months Ended
	February 28, 2014	February 28, 2013	February 28, 2014	February 28, 2013
Customer 1	43.3%	24.4%	39.1%	26.4%
Customer 2	11.6%	-	-	-
Customer 3	11.3%	-	19.8%	-
Customer 4	-	12.2%	10.0%	13.2%
Customer 5	-	33.5%	-	31.5%
Totals	66.2%	70.1%	68.9%	71.1%

At February 28, 2014 and August 31, 2013, concentration of accounts receivable with significant customers representing 10% or greater of accounts receivable was as follows:

	February 28, 2014	August 31, 2013
Customer 1	55.0%	12.7%
Customer 2	10.5%	-
Customer 3	-	27.5%
Customer 4	-	16.5%
Customer 5	-	12.0%
Customer 6	-	10.9%
Customer 7	-	10.6%
Totals	65.5%	90.2%

For the three and six months ended February 28, 2014 and 2013, the Company had significant suppliers representing 10% or greater of goods purchased as follows:

	For the Three	For the Three	For the Six	For the Six
	Months Ended	Months Ended	Months Ended	Months Ended
	February 28, 2014	February 28, 2013	February 28, 2014	February 28, 2013
Supplier 1	18.0%	-	17.8%	-
Supplier 2	17.7%	-	15.0%	-
Supplier 3	10.2%	-	-	-
Supplier 4	-	62.9%	10.3%	69.7%
Totals	45.9%	62.9%	43.1%	69.7%

Note 11. Related Party Transactions

Commencing January 1, 2013 through January 31, 2014, the Company occupied office space on a month-to-month basis for its corporate headquarters for $500 a month from Crestview Farm, an entity controlled by the Company’s Chief Executive Officer (“CEO”). The Company's CEO serves as the Manager of Crestview Farm. Rent expense for these facilities was $3,000 and $1,000 for the six months ended February 28, 2014 and 2013, respectively.

During the period from inception through February 28, 2014, the Company’s Chief Operating Officer provided services at no charge to the Company. The financial statements do not include an estimate of the fair value of these services.

As of February 28, 2014, $25,431 is owed to an entity controlled by officers of the Company. This amount is included in accounts payable – related parties on the accompanying condensed combined balance sheet.

Note 12. Subsequent Events

Note Agreements

On April 1, 2014, the notes receivable in the aggregate amount of $63,000 due from Golf Rounds.com, Inc. maturing April 15, 2014 and May 5, 2014 were amended whereby the maturity date was extended to June 26, 2014.

During the period from March 4, 2014 through May 8, 2014, the Company issued several two-year promissory notes in exchange for aggregate cash proceeds of $226,440. The funds were received from entities controlled by officers of the Company. The officers also owned or partially owned the entities from which the funds were received. The notes are unsecured, bear interest at 7.0% and require 18 monthly payments of interest only commencing at the beginning of month seven. The first six months of interest is deferred until maturity. The outstanding principal balance along with all accrued and unpaid interest is due at maturity.

On May 2, 2014, the Company advanced an additional $10,000 to Golf Rounds.com, Inc. in exchange for a promissory note receivable due June 26, 2014. The note is unsecured, bears interest at a rate of 3.0% per annum and requires payment of principal and interest at maturity.

On May 23, 2014, the Company issued a two-year promissory note in exchange for cash proceeds of $479,975 from a non-related party. The note is unsecured, bears interest at 7.0% and requires 18 monthly payments of interest only commencing at the beginning of month seven. The first six months of interest is deferred until maturity. The outstanding principal balance along with all accrued and unpaid interest is due at maturity.